Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-189629) pertaining to the 2008 Stock Incentive Plan, 2013 Stock Incentive Plan, and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

2.	Registration Statement (Form S-8 Nos. 333-194205, 333-236707 and 333-253383) pertaining to the 2013 Stock Incentive Plan and 2013 Employee Stock Purchase Plan of Epizyme, Inc.,

3.	Registration Statement (Form S-8 Nos. 333-202681, 333-210028, 333-216638, 333-223612, and 333-229878) pertaining to the 2013 Stock Incentive Plan of Epizyme, Inc.,

4.	Registration Statement (Form S-3 Nos. 333-255806 and 333-259680) and related Prospectus of Epizyme, Inc., and of our reports dated March 1, 2022, with respect to the consolidated financial statements of Epizyme, Inc. and the effectiveness of internal control over financial reporting of Epizyme, Inc. included in this Annual Report (Form 10-K) of Epizyme, Inc. for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Boston, Massachusetts

March 1, 2022